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                                                              EXHIBIT (9)(f)

                                  SCHEDULE A
                        TO THE ADMINISTRATION AGREEMENT
                BETWEEN MERCANTILE-SAFE DEPOSIT & TRUST COMPANY
                          AND M.S.D. & T. FUNDS, INC.
                              DATED MAY 28, 1993


NAME OF FUND
------------

Prime Money Market Fund

Government Money Market Fund

Tax-Exempt Money Market Fund

Tax-Exempt Money Market Fund (Trust)

Value Equity Fund

Intermediate Fixed Income Fund

Maryland Tax-Exempt Bond Fund

International Equity Fund

Diversified Real Estate Fund

                                       M.S.D. & T. FUNDS, INC.


                                       By:______________________________

                                       Title:___________________________

                                       Date:____________________________


                                       MERCANTILE-SAFE DEPOSIT & TRUST COMPANY


                                       By: _______________________________

                                       Title:_____________________________

                                       Date:______________________________